EXHIBIT 10.5


                                       CAPRIUS, INC
                                     One Parker Plaza
                                Fort Lee, New Jersey 07024




                                                         March 29, 2000



Mr. Shrikant Mehta
1783 Blue Heron
Bloomfield, MI 48302

Mr. Mehta:

     In consideration of your purchase of units (the "Units")offered by Caprius, Inc., a Delaware corporation (the "Company"), in a placement (the "Placement") pursuant to a Stock Purchase Agreement, dated as of March 27, 2000 (the
"Purchase Agreement"), the Company is granting to you, Shrikant Mehta (the "Holder"), the rights set forth herein; provided, however, that any rights granted hereunder by the Company are subject to the approval of the majority of the Board of Directors, absent any interested party to this transaction (including any Board member designated or nominated by the Holder). Furthermore, the parties hereto agree to complete the Placement and be bound the terms of the Purchase Agreement irrespective of whether the rights granted herein are approved by the Board of Directors. This letter (the "Letter Agreement") sets forth our mutual agreement as to the subject matter herein.

     1. Option Grant. Subject to approval of the Board of Directors as described
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above,  the Company shall grant the Holder an option (the  "Option") to purchase
500,000 shares of the Company's Common Stock (the "Option Grant"). The Option shall have an exercise price of the greater of $1.00 or the market value of the Common Stock, on the date of grant, as listed on the exchange which the Common Stock is then listed. The Option shall be exercisable for no less than three years or no greater then five years from the date of grant. For the purposes of the registration rights the shares of Common Stock underlying the Option shall be included as "Registrable Securities" as defined in Section 6 of the Purchase Agreement. A form of the Option is attached hereto as Exhibit A.

     2. Voting Agreement.
        ----------------

     2.1 With respect to the Option Grant, and in consideration of each Holder's purchase of Units in the Placement, Jonathan Joels and George Aaron, executive officers and directors of the Company, hereby agree to recommend such Option Grant at the next meeting of the Board of Directors. After such meeting, the Company shall notify the Holder as to whether the Board of Directors has approved the Option Grant. The Company agrees to call a Board meeting with regard to the Option Grant within 15 days from the date hereof.


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     3. Notices. Any notices under this Letter Agreement shall be in writing and
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shall be deemed to have been given when delivered  personally,  or if sent by an overnight delivery service or by telecopier or other electronic means on the first day of actual receipt. Notices shall be addressed as set forth at the head of this Letter Agreement or to such other address as either party hereto may duly give to the other.

     4. Miscellaneous.
        -------------

     4.1 This Letter Agreement sets forth the entire agreement between the parties hereto as to the subject matter herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

     4.2 In the event any provision of this Letter Agreement is invalid, illegal or unenforceable, the remainder of hereof shall be construed without taking into effect such invalid, illegal or unenforceable provision.

     4.3 This Letter Agreement shall be governed by the laws of the State of Delaware.

     4.4 The terms of this Letter Agreement shall be binding upon the Company and each Holder, and their successors, assigns, heirs and successors.

     Please signify your agreement to the foregoing by executing and returning the duplicate of this letter. You may retain the original for your files.

                                        Very truly yours,

                                        CAPRIUS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



This 29th day of March, 2000


--------------------------------
Shrikant Mehta


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